FEE WAIVER AND EXPENSE CAP AGREEMENT

THIS AGREEMENT is made as of this 28th day of February, 2011 by and among each of the investment companies (each a Registrant), on behalf of its underlying series funds, as listed in Schedule A (the term “Fund” is used to refer to either the Registrant or the series, as the context requires), and each of Columbia Management Investment Advisers, LLC, a Minnesota limited liability company (CMIA), Columbia Management Investment Distributors, Inc., a Delaware corporation (CMID), and Columbia Management Investment Services Corp., a Minnesota corporation (CMISC) (CMIA, CMID, and CMISC, collectively referred to as the Service Providers).

WHEREAS, the Registrants are each open-end investment companies registered under the Investment Company Act of 1940, as amended; and

WHEREAS, pursuant to separate agreements (i) CMIA, an investment adviser registered under the Investment Advisers Act of 1940, serves as investment adviser to each of the Funds, (ii) CMIA serves as administrator to each of the Funds, (iii) CMID serves as distributor and shareholder servicing agent to the Funds, and (iv) CMISC serves as transfer agent to the Funds; and

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1. Fee Waivers. The parties hereby agree that the Service Providers shall waive fees (each a Fee Waiver) payable to them under their separate agreements with the Funds to the extent reflected for each Fund, as set forth in Schedule B attached hereto.

2. Expense Cap Setting Methodology. Unless otherwise agreed to by the parties, each Fund shall be subject to a fee cap (each a Fee Cap) such that the ratio of Covered Expenses (defined below) to net assets of the Fund’s Class A shares (or such other class as may be agreed by the parties) (the Specified Class) for a defined period agreed to by the parties (a Covered Period) shall not exceed the median expense ratio of the Fund’s peer group for such Specified Class, as reported by Lipper, Inc. as of a date agreed to by the parties (the Median Ratio) (or such lower expense ratio as may be agreed by the parties) and also such that the ratio of Covered Expenses to net assets of the Fund’s other classes shall not exceed the amounts set by reference to the Median Ratio pursuant to a methodology mutually agreed upon by the parties. Further, unless otherwise agreed to by the parties, no Fee Cap shall be required for a Fund for any Covered Period if the ratio of Covered Expenses to net assets of the Specified Class for the last fiscal year was less than the Median Ratio.

3. Limitation of Total Operating Expense Ratios. The parties hereby agree that the Service Providers shall waive any fees payable to them under their separate agreements with the Funds or reimburse other expenses of the Funds to the extent necessary to ensure that the ratio of Covered Expenses to net assets of each class of shares of a Fund does not exceed the Fee Cap for such class for the Covered Period, as set forth in Schedule C attached hereto.

4. Recoupment. There shall be no recoupment by the Service Providers with respect to any Fund, unless specifically agreed to by the parties, provided that, with respect to the Funds designated as being subject to recoupment on Schedule A, the Service Providers shall be entitled to recoup from the Fund any fees waived and/or expenses reimbursed with respect to any share class offered by the Fund by for a three year period following the date of such fee waiver and/or reimbursement if such recovery does not cause the ratio of the Covered Expenses of that class to its net assets to exceed the Fee Cap in effect at the time of the waiver/reimbursement or the Fee Cap at the time of the recoupment, whichever is less.

5. Covered Expenses. “Covered Expenses” include all expenses incurred directly by a Fund that are required to be included as an expense in a Fund’s Form N-1A Fee Table, but exclude: taxes (including foreign transaction taxes), expenses associated with investment in other pooled investment vehicles (including exchange traded funds and other affiliated and unaffiliated mutual funds), transaction costs and brokerage commissions, costs related to any securities lending program, dividend expenses associated with securities sold short, inverse floater program fees and expenses, transaction charges and interest on borrowed money, interest, extraordinary expenses, and any other expenses the exclusion of which may from time to time be deemed appropriate as an excludable expense and specifically approved by the applicable Registrant’s Board of Trustees/Directors (each a Board). Additionally, for certain identified on Schedule A, Covered Expenses exclude investment management services fees. Covered Expenses shall reflect the application of any balance credits made available by the Funds’ custodian and any custodial charges relating to overdrafts.

6. Allocation of Fee Waivers or Expense Reimbursements. Except where a specific Fee Waiver is set forth on Schedule B, fee waivers or expense reimbursements shall be allocated among the Service Providers in their discretion. In all instances, fee waivers and expense reimbursements shall be made in a manner that is not inconsistent with the Fund’s multi-class plan.

7. Term and Termination. Except as noted above or otherwise agreed to by the parties, a Fee Cap for each class of each Fund for a Covered Period of one year from the expiration of the previous Covered Period shall be established under this Agreement in the manner set forth above (i.e., by reference to the Median Ratio). The Fee Waivers and Fee Caps contemplated in Schedules B and C, respectively, shall, unless earlier terminated by the Board of a Fund in its sole discretion, expire on the date noted on such Schedule. The Fee Waivers and Fee Caps contemplated in Schedules B and C, respectively, may be adjusted from time to time by the mutual agreement of the parties. Either party may terminate the Agreement with respect to a Fund upon 60 days’ notice to the relevant Board, to take effect upon the expiration of the then-effective Covered Period.

8. Entire Agreement; Modification; Amendment. This Agreement constitutes the entire agreement of the parties with respect to its subject matter. Each provision herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the enforceability of any such other provision or agreement. In addition, each provision herein shall be treated as separate and independent with respect to each Fund and shall be treated as separate and independent from such provision or agreement with respect to each of the other Funds. No modification or amendment of this Agreement shall be binding unless in writing and executed by the parties affected thereby except that Schedules B and C will be updated and maintained by CMIA on an ongoing basis to reflect the adjusted Fee Caps and term extensions that are mutually agreed upon by the parties hereto from time to time.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

COLUMBIA FUNDS SERIES TRUST I COLUMBIA FUNDS VARIABLE INSURANCE TRUST Each for itself and on behalf of its respective series listed on this Schedule A

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Chief Financial Officer

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Senior Vice President

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:	/s/ Beth Ann Brown
Name:	Beth Ann Brown
Title:	Senior Vice President

COLUMBIA MANAGEMENT INVESTMENT SERVICES CORP.

By:	/s/ Stephen T. Welsh
Name:	Stephen T. Welsh
Title:	President

SCHEDULE A

Columbia Funds Series Trust I

CMG Ultra Short Term Bond Fund

Columbia Asset Allocation Fund

Columbia Balanced Fund

Columbia Blended Equity Fund

Columbia Bond Fund

Columbia California Tax-Exempt Fund

Columbia Connecticut Intermediate Municipal Bond Fund

Columbia Connecticut Tax-Exempt Fund

Columbia Conservative High Yield Fund

Columbia Contrarian Core Fund

Columbia Core Bond Fund

Columbia Disciplined Value Fund

Columbia Dividend Income Fund

Columbia Emerging Markets Fund

Columbia Energy and Natural Resources Fund

Columbia Federal Securities Fund

Columbia Greater China Fund

Columbia High Yield Municipal Fund

Columbia High Yield Opportunity Fund

Columbia Income Fund

Columbia Intermediate Bond Fund

Columbia Intermediate Municipal Bond Fund

Columbia International Bond Fund*

Columbia International Growth Fund

Columbia International Stock Fund

Columbia Large Cap Growth Fund

Columbia Liberty Fund

Columbia Massachusetts Intermediate Municipal Bond Fund

Columbia Massachusetts Tax-Exempt Fund

Columbia Mid Cap Core Fund

Columbia Mid Cap Growth Fund

Columbia New Jersey Intermediate Municipal Bond Fund

Columbia New York Intermediate Municipal Bond Fund

Columbia New York Tax-Exempt Fund

Columbia Oregon Intermediate Municipal Bond Fund

Columbia Pacific/Asia Fund

Columbia Real Estate Equity Fund

Columbia Rhode Island Intermediate Municipal Bond Fund

Columbia Select Large Cap Growth Fund

Columbia Select Opportunities Fund

Columbia Select Small Cap Fund

Columbia Short-Intermediate Bond Fund

Columbia Small Cap Core Fund

Columbia Small Cap Growth Fund I

Columbia Small Cap Value Fund I

Columbia Strategic Income Fund

Columbia Strategic Investor Fund

Columbia Tax-Exempt Fund

Columbia Technology Fund

Columbia U.S. Treasury Index Fund

Columbia Value and Restructuring Fund

Columbia World Equity Fund

Columbia Funds Variable Insurance Trust

Columbia Asset Allocation Fund, Variable Series

Columbia Federal Securities Fund, Variable Series

Columbia International Fund, Variable Series

Columbia Large Cap Growth Fund, Variable Series

Columbia Large Cap Value Fund, Variable Series

Columbia Mid Cap Value Fund, Variable Series

Columbia Money Market Fund, Variable Series

Columbia S&P 500 Index Fund, Variable Series

Columbia Small Cap Value Fund, Variable Series

Columbia Small Company Growth Fund, Variable Series

Columbia Strategic Income Fund, Variable Series

Columbia Select Large Cap Growth Fund, Variable Series*

* The Service Providers are entitled to recoup waived fees or reimbursed expenses from these Funds pursuant to Section 4.